UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2012

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

10 Glenville Street
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)

(203) 769-8056
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 22, 2012, Presstek, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MAI Holdings, Inc., a Delaware corporation (“Parent”), and MAI Merger Corp., a Delaware corporation and an affiliate of Parent (“Purchaser”).

Merger Agreement

Pursuant to the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by the Parent, Purchaser, or any of their wholly owned subsidiaries or by shareholders of the Company who have validly exercised their dissenters’ rights under Delaware law) will be converted into the right to receive $0.50 in cash, without interest (the “Merger Consideration”).

The Company has made various representations, warranties and covenants in the Merger Agreement, including, among others, covenants that, subject to certain exceptions, require the Company (1) between the date of the Merger Agreement and the Effective Time, to carry on its business in all material respects in the ordinary course consistent with past practice; (2) to use its reasonable efforts to maintain existing relations with material customers, suppliers, distributors, employees and others with whom the Company and Company subsidiaries have material business relationships; (3) not to engage in certain specified transactions or activities during such period without Parent's prior consent, (4) not to initiate, solicit, knowingly facilitate or encourage any inquiries regarding, or the making of, any proposal or offer that constitutes, or could reasonably be expected to lead to the submission of a “Competing Proposal,” as such term is defined in the Merger Agreement; (5) not to engage in negotiations, furnish material non-public information to any Person, or enter into any agreement, with respect to a Competing Proposal; (6) approve or recommend a Competing Proposal or propose publicly to do so unless it is a Superior Proposal (as defined in the Merger Agreement), (7) to file a proxy statement and, unless the Merger Agreement is terminated, cause a special shareholder meeting to be held regarding the adoption of the Merger Agreement and approval of the Merger; and (8) subject to certain exceptions, for the board of directors of the Company to recommend that the shareholders adopt the Merger Agreement and not withdraw or modify its recommendation of the Merger to the Company’s shareholders.

The completion of the Merger is subject to the satisfaction or waiver of a certain customary closing conditions, including, among others, (1) adoption of the Merger Agreement by the holders of a majority of the Company’s outstanding common stock; and (2) the absence of any legal prohibitions or certain governmental proceedings preventing or prohibiting the consummation of the Merger.  Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions including, without limitation, subject to certain materiality qualifications, the continued accuracy of the Company’s representations and warranties, and continued compliance by the Company with covenants and obligations (to be performed at or prior to the closing of the Merger), as of the closing of the Merger. In addition, the obligation of Parent and Purchaser to consummate the Merger is subject to certain conditions, including (1) the number of shares of Common Stock held by shareholders immediately before the Effective Time who properly demand appraisal rights shall not exceed 7% of the issued and outstanding shares of Common Stock; and (2) no “Material Adverse Effect” shall have occurred and existed following the execution and delivery of the Merger Agreement that is continuing as of the Effective Time;

The Merger Agreement also includes termination provisions for both the Company and the Parent. In connection with a termination of the Merger Agreement under specified circumstances involving competing transactions, a change in the Company’s board of directors’ recommendation of the Merger to the Company’s shareholders or other triggering events, the Company may be required to pay Parent a termination fee of $1,500,000. In the event that a termination fee is payable by the Company, the Company is also obligated to pay to Parent the reasonable out-of-pocket fees and expenses incurred by Parent, subject to a cap of $500,000.  In certain circumstances involving the termination of the Merger Agreement which do not require that the Company pay a termination fee to Parent, the Company is obligated to pay to Parent the reasonable out-of-pocket fees and expenses incurred by Parent, subject to a cap of $950,000.  Either party may terminate the Merger Agreement if the Effective Time shall not have occurred by midnight on December 31, 2012.

Prior to and effective upon the approval of the Merger Agreement by shareholders, each outstanding option under the Company’s 1994 Stock Option Plan, 1998 Stock Incentive Plan, 2003 Stock Option and Incentive Plan, and 2008 Omnibus Incentive Plan, as Amended and Restated (collectively, the “Stock Plans”) will become fully vested. At the Effective Time, each outstanding option under a Stock Plan will vest and be cancelled and converted into the right to receive the excess, if any, of the Merger Consideration over the exercise price of the option, multiplied by the number of shares subject to such option. At the Effective Time, each outstanding restricted stock unit under a Stock Plan, whether vested or unvested, will be cancelled and converted into the right to receive the Merger Consideration multiplied by the number of shares subject to such restricted stock unit.

AIP Capital Fund IV, L.P. (the “Equity Provider”) has committed to capitalize Parent, at or prior to the Effective Time, with an aggregate equity contribution in an amount up to $30 million, or any additional amount required to pay the aggregate Merger Consideration and Parent’s expenses in connection with the Merger, on the terms and subject to the conditions set forth in the equity commitment letter entered into by the Equity Provider in connection with the Merger (the “Equity Commitment Letter”).

In connection with the Merger Agreement, Parent has entered into a Voting Agreement with IAT Reinsurance Company, Ltd. and its affiliates (“IAT”), which collectively are the beneficial owners of 9,187,055 shares of the Company’s Common Stock, representing 24.5% of the issued and outstanding shares of Common Stock.  Pursuant to the terms of the Voting Agreement, IAT has appointed Parent as its irrevocable proxy with full power of substitution and re-substitution, to vote the shares beneficially owned by IAT in favor of the Merger Agreement and the Merger at the special meeting of the Company’s shareholders to be called for the purpose of voting on the approval of the Merger Agreement and the Merger.  The Voting Agreement may be terminated under certain circumstances, including if the Merger Agreement is terminated in accordance with its terms, if a bona fide proposal for or in respect of at least a majority of the outstanding Common Stock or all or substantially all of the Company’s assets is made by a third party that IAT believes, in the exercise of its good faith judgment, will lead to a consummated transaction with a value higher than offered under the Merger Agreement or if the Board withdraws or modifies its recommendation of the Merger to the Company’s shareholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered to Parent in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.	Other Events.

On August 22, 2012, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the closing of the sale of the Company to a newly formed company of American Industrial Partners Capital Fund IV, L.P. ("AIP").  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to the approval of the merger agreement at a special meeting of shareholders to be called by the Company; the satisfaction of conditions precedent to the closing of the transaction, as set forth in the Merger Agreement, and other factors.  Additional factors that may affect the future results of the Company are set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.

Additional Information and Where to Find It
Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, Presstek intends to file a proxy statement and other materials with the SEC in connection with the proposed transaction.  Before making any voting decision, Presstek shareholders are advised to read the proxy statement and other relevant materials when they become available because they will contain important information about Presstek and the merger. Copies of these documents (when they are available) and other documents filed with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the documents filed by Presstek with the SEC may be obtained free of charge by contacting the Company's Secretary at 10 Glenville Street, Greenwich, Connecticut 06831. Presstek filings with the SEC are also available on its website at www.presstek.com.   The contents of the website are not deemed to be incorporated by reference into this press release.

Participants in the Solicitation

Presstek and its officers and directors may be deemed to be participants in the solicitation of proxies from Presstek shareholders with respect to the merger. Information about Presstek officers and directors and their ownership of Presstek common stock is set forth in the proxy statement for the Presstek 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2012.  These documents are available free of charge at the SEC’s web site at www.sec.gov. In addition, the documents filed by Presstek with the SEC may be obtained free of charge by contacting the Company’s Secretary at 10 Glenville Street, Greenwich, Connecticut 06831. Presstek filings with the SEC are also available on its website at www.presstek.com.   The contents of the website are not deemed to be incorporated by reference into this press release.  More detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger will be set forth in the proxy statement regarding the merger that Presstek intends to file with the SEC, as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of August 22, 2012, by and among Presstek, Inc., MAI Holdings, Inc. and MAI Merger Corp.*

99.1	Joint Press Release of Presstek, Inc. and MAI Holdings, Inc., dated August 22, 2012.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: August 22, 2012	/s/ James R. Van Horn
James R. Van Horn Senior Vice President, Chief Administrative Officer, General Counsel and Secretary